UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 22, 2020 (January 15, 2020)

LINCOLNWAY ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-51764	20-1118105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of Principal Executive Offices)	(Zip Code)

(515) 232-1010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

Management Services Agreement

Effective January 15, 2020 (the “Effective Date”),  Lincolnway Energy, LLC (the “Company”) entered into a Management Services Agreement (the “Management Agreement”) with Husker Ag, LLC (“Husker Ag”) for management services pertaining to the Company’s ethanol facility located in Nevada, Iowa.  Pursuant to the terms of the Management Agreement, Husker Ag will provide the Company with individuals to serve as General Manager, Environmental and Safety Manager and Commodity Risk Manager and to perform the respective management services for each such position.

The initial term of the Management Agreement is four months from the Effective Date.  Upon expiration of the initial term, the Management Agreement will automatically renew for one year periods unless either party provides notice of non-renewal at least ninety (90) days prior to the expiration of the then-current term.  The Company and Husker Ag are also in discussions regarding a potential capital transaction which may require amendments to the Company’s Operating Agreement requiring approval by the Company’s members.  In the event that the parties pursue the potential transaction and the Company’s members do not vote to approve the amendments to the Operating Agreement necessary to consummate the transaction, either the Company or Husker Ag can terminate the Management Agreement upon ninety (90) days written notice.  Either party may terminate the Management Agreement for cause as defined in the Management Agreement.  In the event of a change of control event pursuant to which a third party other than Husker Ag acquires control of the Company, the Company has the right to terminate the Management Agreement upon ninety (90) days written notice.

During the initial term of the Management Agreement, the Company will pay Husker Ag a monthly fee of $36,000 for the management services.  The parties shall mutually agree upon the compensation for any renewal term prior to the expiration of the then-current term.  In the event the parties are unable to agree upon compensation for any renewal term, the Company shall pay Husker Ag, on a monthly basis, an amount equal to 50% of the total salary, bonuses, benefits, expenses and costs incurred by the Husker Ag employees performing the services.  The monthly payment will be paid on an estimated basis with a true up calculation and payment occurring as soon as possible at the end of the applicable Husker Ag fiscal year.

Corn Procurement Agreement

The Company entered into a Corn Procurement Agreement (the “Procurement Agreement”) with Innovative Ag Services Co. (“Seller”) for the supply of producer corn for the Company’s ethanol facility located in Nevada, Iowa (the “Facility”) which will be effective January 24, 2020.  The Procurement Agreement shall remain in effect until terminated by either party upon material breach or upon thirty (30) days’ prior written notice either with or without cause.  Under the terms of the Procurement Agreement, the Company shall purchase from Seller, and Seller shall supply to the Company, all of the producer corn required for the Company to operate the Facility.  The Company retains the rights to arrange and source all purchases and deliveries of corn purchased through this agreement.  The Company shall pay Seller for all producer corn delivered to the Facility plus a per bushel procurement fee.

The foregoing description of the Management Agreement and the Procurement Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Management Agreement and the Procurement Agreement which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Separation Agreement with Former Chief Executive Officer

The information provided below in Item 5.02(b) with respect to the Separation Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Termination of Chief Executive Officer

Effective January 17, 2020, Michael Hollenberg ceased serving as the Company’s President and Chief Executive Officer.  Pursuant to the terms of Mr. Hollenberg’s employment agreement (the “Hollenberg Employment Agreement”), Mr. Hollenberg is entitled to severance under certain circumstances in connection with a “change of control.”  The Hollenberg Employment Agreement, defines a “change of control” to include any transfer to, or hiring of, an outside third party to provide operational and/or management control, via contract or similar arrangement.  The execution of the Management Agreement (as defined in Item 1.01 above)  constitutes such a change of control.   In accordance with the Hollenberg Employment Agreement, Mr. Hollenberg was not retained in connection with the change of control that occurred upon the execution of the Management Agreement and thus, Mr. Hollenberg was entitled to and did resign from the Company effective January 17, 2020.  The terms of the Hollenberg Employment Agreement provide that the Company must pay Mr. Hollenberg severance in an amount equal to six months of his base salary at the time of his resignation.

On January 17, 2020, Mr. Hollenberg and the Company entered into a Separation Agreement (the “Separation Agreement”) which will become effective January 25, 2020 (the “Effective Date”) unless revoked by Mr. Hollenberg prior to such date.  Pursuant to the Separation Agreement, Mr. Hollenberg will receive (i) a severance payment in the amount of $100,000 less standard tax and other applicable withholdings (the “Severance Payment”) and (ii) a payment of $6,803 for accrued but unused paid time off (the “PTO Payment”). In addition, if qualified, for a period of six months or until Mr. Hollenberg begins equivalent employment, whichever is shorter, the Company shall provide health insurance to Mr. Hollenberg under the Company’s plan pursuant to and subject to Mr. Hollenberg’s right to COBRA continuation coverage if Mr. Hollenberg timely elects such coverage.  The Company also agreed to pay reasonable expenses for Mr. Hollenberg’s travel, lodging and entrance fee for the 2020 National Ethanol Conference in February 2020 in Houston, Texas.

Mr. Hollenberg agreed to remain available through January 15, 2021 to consult with the Company, as reasonably requested, regarding certain matters in which Mr. Hollenberg was involved or about which he may have knowledge.  The Company will pay Mr. Hollenberg for such consulting services at an hourly rate of $200 per hour plus reimbursement of out-of-pocket costs and expenses.

The Separation Agreement contains a general release and waiver of claims pursuant to which Mr. Hollenberg agrees to release the Company and certain other parties from any and all claims, charges, causes of action and damages arising on or prior to his execution of the Separation Agreement. In consideration for the general release, the Company released Mr. Hollenberg from certain non-competition restrictions set forth in his employment agreement; however, Mr. Hollenberg will continue to be bound the non-solicitation, confidentiality and other post-termination provisions set forth in his employment agreement.  Mr. Hollenberg’s right to receive the Severance Payment, health insurance coverage, the expenses related to the national ethanol Conference and his release form the specified non-competition restrictions are contingent upon his not revoking his signature on the Separation Agreement prior to the Effective Date.  Mr. Hollenberg shall be entitled to receive the PTO Payment regardless of any such revocation.

The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the Separation Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K.

(c)	Appointment of Principal Executive Officer

Effective January 17, 2020, in connection with the execution of the Management Agreement (as defined in Item 1.01 above), the directors of the Company appointed Seth Harder as the General Manager, President and Chief Executive Officer of the Company.

Seth Harder, age 41, has served as General Manager of Husker Ag, LLC for 14 years beginning in January of 2006, during which time Husker Ag has grown from its original capacity of 20 million gallons to currently producing 110 million gallons per year.  Prior to his appointment as General Manager, Mr. Harder served as Husker Ag’s Plant Manager from September 2004 through December 2005.  He originally joined Husker Ag in November 2002 as the Company's first Production Manager followed by a time with ICM, Inc. where he worked as an ethanol trainer and plant startup specialist.  Mr. Harder is a current Board member and former executive officer of Renewal Fuels Nebraska.  He is also a Board member of the Renewable Fuels Association and the American Coalition for Ethanol (ACE).   In 2019, Mr. Harder was appointed by Governor Pete Ricketts to the Nebraska Environmental Quality Council.

As noted above, Mr. Harder was appointed as an executive officer pursuant to, and in accordance with, the terms of the Management Agreement.   Other than the Management Agreement, there are no arrangements or understandings between Mr. Harder and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Harder and any of the Company’s other directors or executive officers.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Management Services Agreement between Lincolnway Energy, LLC and Husker Ag, LLC dated January 15, 2020

*10.2	Corn Procurement Agreement between Lincolnway Energy, LLC and Innovative Ag Services Co. effective January 24, 2020

**10.3	Separation Agreement and General Release between Lincolnway Energy, LLC and Michael Hollenberg dated January 17, 2020.

*	Material has been omitted from this exhibit pursuant to. and in accordance with. Item 601(b) of Regulation S-K.
**	Management Contract or Compensatory Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: January 22, 2020	By:	/s/ Jeff Kistner
Jeff Kistner
Interim Chief Financial Officer